Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT, is made and entered into as of this 27th day of June 2006 (the “Agreement”), by and among Hector Acquisition Corp., a Minnesota corporation (“Newco”); Hector Communications Corporation, a Minnesota corporation (the “Company”); and Paul N. Hanson (the “Shareholder”).

RECITALS

A.   Contemporaneously with the execution and delivery of this Agreement, Newco, the Company and others are entering into a Merger Agreement, dated as of the date hereof (as amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for, among other things, a merger of the Company with Newco (the “Merger”).

B.   As of the date hereof, the Shareholder beneficially owns the number of Shares (“Shares”) of the Company set forth opposite such Shareholder’s name on Schedule I hereto.

C.   In connection with the Merger Agreement, the Shareholder has agreed to grant Newco a proxy to vote a portion of the Shares in favor of the Merger.

D.   As a condition to its willingness to enter into the Merger Agreement, Newco has required that the Shareholder enter into this Agreement.

E.    In order to induce Newco to enter into the Merger Agreement, the Shareholder desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT

1.1   Voting of Shares.   From the date hereof until the termination of this Agreement, at any meeting of the shareholders of the Company, however called, or at any adjournment, postponement or continuation thereof (including, without limitation, each annual or special meeting of the shareholders) and in any action by consent of the shareholders of the Company, the shareholder shall vote the Shares (i) in favor of the Merger and the adoption and approval of the Merger Agreement (together with any amendment to the Merger Agreement which does not reduce the aggregate consideration to be received by the shareholders of the Company, does not materially increase the liabilities of the shareholders of the Company, taken as a whole, or is not otherwise materially adverse to the shareholders of the Company, taken as a whole) and all transactions contemplated thereby, (ii) against any Competing Transaction and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the Board of Directors of the Company, or any change in the articles of incorporation, bylaws or current certificates of designations (the “Charter

Documents”)  which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Company, the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements, including, without limitation, any further amendment, waiver or modification of the Charter Documents in connection therewith, which is considered at any such meeting of Shareholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including, without limitation, the ability for Newco or its nominees to vote such Shares directly.

1.2   Proxy.   The Shareholder hereby agrees to deliver to Newco a duly executed proxy in the form attached hereto as Exhibit A concurrently with the execution and delivery of this Agreement (the “Proxy”), such Proxy to cover 45,000 of the Shares in respect of which Shareholder is entitled to (i) vote at each meeting of the Shareholders of the Company or at any adjournment, postponement or continuation thereof (including, without limitation, each annual or special meeting of the Shareholders or any action by written consent in lieu of a meeting) in favor of (a) the Merger and the adoption and approval of the Merger Agreement and all transactions contemplated thereby and/or (b) any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements, including, without limitation, any further amendment, wavier or modification of the Charter Documents in connection therewith, and (ii) demand that the Secretary or any other appropriate officer of the Company call a special meeting of the shareholders of the Company for the purpose of considering the Merger, the Merger Agreement and all other transactions contemplated thereby. The Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares. The Shareholder represents that any proxy heretofore given by it in respect of such Shares is not irrevocable. The Proxy shall automatically terminate and be of no further force or effect upon any termination of this Agreement.

1.3   No Proxies for or Transfers of Shares.   Except as contemplated by the terms of this Agreement, from the date hereof until the termination of this Agreement, the Shareholder hereby agrees that the Shareholder shall not, without the prior written consent of Newco, which may be withheld in the sole discretion of Newco, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of the Shares or any portion thereof, other than a revocable proxy causing shares held in street name to be voted for the Merger and the transactions to be consummated by the Merger Agreement, (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of (including, without limitation, by way of merger, consolidation, distribution, dissolution, liquidation, operation of law or otherwise  and, in the case of an individual, by way of testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise), or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of the Shares or any portion thereof (except in connection with the Shareholder’s financing or refinancing transactions), or (iii) otherwise commit any act or enter into any agreement or arrangement with any person or entity limiting or affecting the Shareholder’s legal power, authority or right to vote its Shares in favor of the adoption of the Merger Agreement. The Shareholder hereby agrees it shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other agreement, arrangement or understanding (except in connection with the Shareholder’s financing or refinancing transactions). Notwithstanding any other provision of this Section 1.3, the Shareholder may sell or otherwise assign, with or without consideration, an unlimited amount of the Shares to any direct or indirect wholly owned Subsidiary or to any Person that controls 100% of its outstanding voting equity, provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed and delivered to Newco documents assuming the obligations of the Shareholder under this Agreement with respect to the transferred Shares, such documents to be reasonably satisfactory to Newco. With respect to shares held in street name, at the request of Newco, Shareholder shall take all steps necessary to vote such Shares in accordance with the terms of this Agreement and shall provide Newco written evidence of such action, and/or shall take all steps and provide all documentation necessary for Newco to vote the Shares at the shareholders meeting approving the Merger Agreement.

1.4   Stop Transfer.   During the term of this Agreement, the Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any Shares or any portion thereof. The Company agrees that it shall not recognize or record any transfer of Shares or any portion thereof attempted in violation of this Agreement.

1.5   Additional Documents.   The Shareholder hereby covenants and agrees to execute and deliver any and all additional documents necessary or desirable, in the reasonable opinion of Newco, to carry out the purpose and intent of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The Shareholder hereby represents and warrants to Newco as follows:

2.1   Due Authorization, Etc.   The Shareholder has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement, to appoint Newco as its proxy for the Shares and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Newco as such Shareholder’s proxy for the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder. This Agreement has been duly executed and delivered by or on behalf of the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

2.2   No Conflicts; Required Filings and Consents.   (a)   The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, (i) conflict with or violate any law, rule, regulation, or order applicable to the Shareholder or by which the Shareholder or any of the Shareholder’s properties is bound or affected, (ii) violate any provision of the Shareholder’s organizational documents, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of the Shareholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shareholder’s assets is bound or affected.

(b)  The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Securities Exchange Act of 1934), domestic or foreign.

2.3   Valid Title.   The Shareholder is the sole, true, lawful and beneficial owner of the Shares with no restrictions on the Shareholder’s voting rights pertaining thereto. None of the Shares are subject to any voting trust, proxies or other agreement or arrangement with respect to the voting of the Shares. Such Shares constitute all of the Shares of voting equity of the Company owned of record or beneficially by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and, with respect to the power of disposition, subject to any financing arrangements of the Shareholder.

ARTICLE III
MISCELLANEOUS

3.1   Definitions.   Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

3.2   Fiduciary Duties.   Newco acknowledges Shareholder is a member of the Company’s Board of Directors or an officer of the Company and that such director or officer remains free to act pursuant to fiduciary duties owed to the Company and other Shareholders in compliance with the Merger Agreement and nothing herein shall be deemed to restrict acting in accordance with such fiduciary duties.

3.3   Termination.   This Agreement and each Proxy granted pursuant to Article I shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of:  (i) the written mutual consent of the parties hereto and (ii) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the “Expiration Date” shall mean the earlier to occur of (i) the

Effective Time of the Merger and (ii) the termination of the Merger Agreement according to its terms.

3.4   Certain Events; Successors.   The Shareholder agrees that this Agreement and its obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of the Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

3.5   No Waiver.   The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

3.6   Notice.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)           if to Newco, to:

Blue Earth Valley Communications, Inc
123 West 7th
Blue Earth, MN 56013
Attn: Rob Hammond
Facsimile No.: (507) 526-4597

with a copy to:

Leonard, Street and Deinard PA
Suite 2300
150 South Fifth Street
Minneapolis, MN 55402
Attention:  Steven D. DeRuyter, Esq.
Telecopy: (612) 335-1657

(b)           If to the Shareholder, to the address set forth next to the Shareholder’s name on Schedule I hereto, with a copy to any Person specified on Schedule I hereto and to Lindquist & Vennum, PLLP, 80 South Eighth Street, 4200 IDS, Minneapolis, MN 55402, Attn: Richard A. Primuth, Esq., Facsimile No. (612) 371-3207.

3.7   Effect of Headings.   The Article and Section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

3.8   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

3.9   Entire Agreement.   This Agreement (together with the Merger Agreement to the extent referenced herein) and the Proxy contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

3.10   Assignment and Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that Newco may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Newco or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

3.11   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to such state’s principles of conflicts of laws.

3.12   Amendment and Modification.   This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

3.13   Specific Performance; Injunctive Relief.   The parties hereto acknowledge that Newco will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Newco upon any such violation, Newco shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Newco at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

3.14   Counterparts.   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

3.15   Jurisdiction.   The parties hereto agree that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in a state or federal court of competent jurisdiction (either state or federal) located in Renville County, Minnesota and hereby submit to personal jurisdiction therein and irrevocably waive any objection as to venue therein, and further agree not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, Newco, the Company and the Shareholder have caused this Agreement to be executed as of the date first written above.

NEWCO:	HECTOR ACQUISITION CORP.

By:
Title:

COMPANY:	HECTOR COMMUNICATIONS CORP.

By:
Title:

SHAREHOLDER:
Name: Paul N. Hanson

SCHEDULE I

SHAREHOLDER INFORMATION

Shareholder Name	Number of Shares	Number of Shares Covered by Proxy
Paul N. Hanson	48,643	45,000

Address:

304 S. 13th Street
Olivia, MN  56277

Tel:  320-523-5152
Fax:  320-848-2702

EXHIBIT A

PROXY
TO VOTE SHARES OF
HECTOR COMMUNICATIONS CORPORATION
(a Minnesota corporation)

The undersigned shareholder of Hector Communications Corporation, a Minnesota corporation (the “Company”), hereby appoints Hector Acquisition Corp., a Minnesota corporation (“Newco”), or any designee of Newco, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to the Shares of the Company set forth below (the “Shares”) in accordance with the terms of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the termination of the Voting Agreement (as hereinafter defined) other than a revocable proxy causing shares held in street name to be voted for the Merger and the transactions to be consummated by the Merger Agreement.

This Proxy is granted in consideration of Newco entering into that certain Voting Agreement (the “Voting Agreement”), dated as of even date herewith, by and among Newco,  the Company and the undersigned, and that certain Merger Agreement (the “Merger Agreement”), dated as of June 23, 2006, by and among the Company, Newco and others, which Merger Agreement provides for, among other things, a merger of Newco with and into the Company (the “Merger”), and is given to secure the performance of the duties and obligations of the Shareholder under the Voting Agreement. Notwithstanding the foregoing, this Proxy shall terminate and be of no further force or effect upon any termination of the Voting Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Voting Agreement.

The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the termination of the Voting Agreement, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the Shareholders of the Company and in every written consent in lieu of such meeting as follows:

(i)            in favor of the Merger and approval of the Merger Agreement and adoption and approval of the Merger Agreement (together with any amendment to the Merger Agreement which does not reduce the aggregate consideration to be received by the Shareholders of the Company, does not materially increase the liabilities of the Shareholders of the Company, taken as a whole, or is not otherwise materially adverse to the Shareholders of the Company, taken as a whole) and all transactions contemplated thereby,

(ii)           against any Competing Transaction and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the Board of Directors of the Company, or any change in the Charter Documents (used herein as defined in the Voting Agreement), which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and

(iii)          in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements, including, without limitation, any further amendment, wavier or modification of the Charter Documents in connection therewith, which is considered at any such meeting of Shareholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including, without limitation, the ability for Newco or its nominees to vote such Shares directly.

The attorney and proxy named above is hereby authorized and empowered by the undersigned to (a) demand that the Secretary or any other appropriate officer of the Company call a special meeting of the Shareholders of the Company for the purpose of voting on matters set forth in clauses (i) and (iii) of the preceding paragraph and (b) sign its name (as a shareholder of the Company) to any consent, certificate or other document relating to the Company that the Minnesota Business Corporation Act or other law of the State of Minnesota may permit or require in connection with any matter referred to in clauses (i) through (iii) of the preceding paragraph. The Shareholder may vote the Shares on all other matters not specifically referred to in this Proxy, and the attorney and proxy named above may not exercise this Proxy with respect to such other matters. Without limiting the generality of the foregoing, this Proxy may not be used to waive or amend any material rights or obligations of the undersigned under the Voting Agreement, the Merger Agreement or otherwise (other than as contemplated by the Merger Agreement, the Voting Agreement or this Proxy). The Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this Proxy.

This Proxy and terminates upon the termination of the Voting Agreement.

Dated:  June 27, 2006

Name: Paul N. Hanson

45,000 Total Shares Covered by Proxy